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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 5, 2004, except for Note 25 which is at July 21, 2004 relating to the consolidated financial statements of Molson, Inc. as at March 31, 2004 and 2003 and for the three years ended March 31, 2004 which appears in Molson Coors Brewing Company's Current Report on Form 8-K dated September 9, 2005.

PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Canada
October 18, 2005

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CONSENT OF INDEPENDENT AUDITORS